UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2012

HD SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-159809	75-2007383
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition &
Item 7.01.	Regulation FD Disclosure

HD Supply, Inc. hereby provides the following information with respect to the sale of IPVF and results for February and March 2012. Unless otherwise indicated by context in this report, the terms the “Company,” “we” “us” and “our” refer to HD Supply, Inc. and its subsidiaries.

Recent Developments

Sale of IPVF

As previously reported, the Company completed the sale to Shale-Inland Holdings, LLC of all of the issued and outstanding equity interests in its Industrial Pipes, Valves and Fittings (IPVF) business. The transaction closed on March 26, 2012 resulting in $469 million of sale proceeds. The IPVF business contributed $696 million of revenue and $61 million of Adjusted EBITDA for the fiscal year ended January 29, 2012. Pro forma for the divestiture, HD Supply would have had Adjusted EBITDA of $508 million for the year ended January 29, 2012.

	Year ended January 29, 2012
($ in millions, except percentages)	Consolidated HD Supply, Inc.	IPVF	HD Supply, Inc. Excluding IPVF
Net sales	$7,724	$ 696	$7,028

Cost of sales	(5,545)	(531)	(5,014)
Gross profit	2,179	165	2,014
% Margin	28.2%		28.7%

EBITDA	$ 545	$ 61	$ 484
% Margin	7.1%		6.9%

Stock-based compensation	20	–	20
Management fee & related expenses paid to Equity Sponsors	5	–	5
Other	(1)	–	(1)
Adjusted EBITDA	$ 569	$ 61	$ 508
% Margin	7.4%		7.2%

The following is a reconciliation of Net income (loss), excluding the IPVF business, to EBITDA and Adjusted EBITDA, excluding the IPVF business, for the year ended January 29, 2012:

	Year ended January 29, 2012

($ in millions)	HD Supply, Inc.	IPVF	HD Supply, Inc. Excluding IPVF

Net income (loss)	$ (543)	$ 44	$ (587)
Less income (loss) from discontinued operations, net of tax	24	–	24

Income (loss) from continuing operations	(519)	44	(563)

Interest expense, net	639	–	639
Provision (benefit) from income taxes	79	–	79
Depreciation and amortization	346	17	329

EBITDA	$ 545	$ 61	$ 484

Adjustments to EBITDA:
Stock-based compensation (i)	20	–	20
Management fee & related expenses paid to Equity Sponsors (ii)	5	–	5
Other	(1)	–	(1)

Adjusted EBITDA	$ 569	$ 61	$ 508

(i)	Represents stock-based compensation costs for stock options.
(ii)	The Company entered into a management agreement whereby the Company pays its equity sponsors a $5 million annual aggregate management fee and related expenses through August 2017.

February and March 2012 Outlook

Our actual results for the month of February 2012 reflect Net sales of approximately $531 million, excluding the results from the IPVF business, which was sold on March 26, 2012. Our Net sales in February were driven in large part by strong performance in sales initiatives, particularly at Waterworks, Facilities Maintenance and White Cap. Based on our Net sales for the month of February 2012 and other data available to us, we estimate that Net sales for the two months ended March 25, 2012, excluding the results from the IPVF business, will be between $1,080 million to $1,090 million, Adjusted EBITDA for the two months ended March 25, 2012, excluding the results from the IPVF business, will be between $59 million to $66 million and Net loss for the two months ended March 25, 2012, excluding the results from the IPVF business, will be between $88 million and $95 million. For comparative purposes, excluding the results from the IPVF business, we would have reported Net sales of approximately $950 million, Adjusted EBITDA of approximately $44 million and Net loss of approximately $115 million for the two months ended March 27, 2011.

Our estimated Net sales, Adjusted EBITDA and Net loss for the two months ended March 25, 2012 are forward-looking statements based on preliminary estimates and reflect the best judgment of our management but involve a number of risks and uncertainties which could cause actual results to differ materially from those set forth in our estimates and from past results, performance or achievements. Such estimates are based on results that are not for an entire fiscal period and have not been subject to our normal quarter-end closing and review procedures and adjustments. Such results should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP and reviewed by our auditors. Consequently, there can be no assurances that our Net sales, Adjusted EBITDA or Net loss figures for the two months ended March 25, 2012 will fall within the ranges set forth above, and any variation between our actual results and the estimates set forth above may be material. In addition, such results do not purport to indicate our results of operations for any future period beyond the two months ended March 25, 2012.

The following is a reconciliation of Net income (loss), excluding the IPVF business, to Adjusted EBITDA, excluding the IPVF business, for the two months ended March 25, 2012:

($ in millions)	Two Months ended March 25, 2012

Net income (loss)	$ (88) – (95)
Adjustments for interest, taxes, depreciation and amortization and other items(i)	154

Adjusted EBITDA	$ 59 – 66

(i)

Because Adjusted EBITDA is a non-GAAP measure, we have provided a reconciliation of Adjusted EBITDA to its directly comparable GAAP measure, Net income (loss), in the table above. Although we typically present in the reconciliation the individual components that comprise the adjustment from Adjusted EBITDA to Net income, due to the timing of the closing of our financial records for the two months ended March 25, 2012, we do not currently have sufficient data to accurately estimate such individual adjustments in the reconciliation. HD Supply believes that there is a degree of volatility with respect to estimating the individual components that comprise the adjustment to Net income (loss) which preclude it from providing accurate estimates of each such component.

Based on the above, we believe that providing estimates of the individual components that comprise the adjustment of estimated range of Adjusted EBITDA to estimated Net income (loss) would imply a degree of precision that would be confusing or misleading to investors for the reasons indentified above.

The following is a reconciliation of Net income (loss), excluding the IPVF business, to Adjusted EBITDA, excluding the IPVF business, for the two months ended March 27, 2011:

	Two Months ended March 27, 2011

	HD Supply, Inc.	IPVF	HD Supply, Inc. Excluding IPVF

Net income (loss)	$ (109)	$ 6	$ (115)
Less income (loss) from discontinued operations, net of tax	4	–	4

Income (loss) from continuing operations	(105)	6	(111)

Interest expense, net	97	–	97
Provision (benefit) from income taxes	–	–	–
Depreciation and amortization	58	3	55

EBITDA	$ 50	$ 9	$ 41

Adjustments to EBITDA:
Other (income) expense, net(i)	(1)	–	(1)
Stock-based compensation(ii)	3	–	3
Management fee & related expenses paid to Equity Sponsors(iii)	1	–	1
Other	(1)	(1)	–

Adjusted EBITDA	$ 52	$ 8	$ 44

(i)	Represents the gains/losses associated with the changes in fair value of interest rate swap contracts not accounted for under hedge accounting, and other non-operating income/expense.
(ii)	Represents stock-based compensation costs for stock options.
(iii)	The Company entered into a management agreement whereby the Company pays its equity sponsors a $5 million annual aggregate management fee and related expenses through August 2017.

Non-GAAP Measures

To provide clarity, internally and externally, about our operating performance for the recently completed periods, we supplemented our reporting of loss from continuing operations with non-GAAP measurements, including EBITDA and Adjusted EBITDA.

EBITDA, a measure used by management to evaluate operating performance, is defined as Net income (loss) less Income (loss) from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision (benefit) for income taxes, and (iii) Depreciation and amortization. EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and other debt service requirements. We believe EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, age and book depreciation of facilities and capital investments. We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results. We compensate for the limitations of using non-GAAP financial measures by using them to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business than U.S. GAAP results alone. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to other similarly titled measures of other companies.

We present Adjusted EBITDA because it is based on “Consolidated EBITDA,” a measure which is used in calculating financial ratios in several material debt covenants in our Senior Secured Credit Facility and our ABL Credit Facility. Borrowings under these facilities are a key source of liquidity and our ability to borrow under these facilities depends upon, among other things, our compliance with such financial ratio covenants. In particular, both facilities contain restrictive covenants that can restrict our activities if we do not maintain financial ratios calculated based on Consolidated EBITDA and our ABL Credit Facility requires us to maintain a fixed charge coverage ratio of 1:1 if we do not maintain $210 million of borrowing availability. Adjusted EBITDA is defined as EBITDA (which is defined as Net income (loss) less

Income (loss) from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision (benefit) for income taxes, and (iii) Depreciation and amortization) adjusted to exclude non-cash items and certain other adjustments to Consolidated Net Income permitted in calculating Consolidated EBITDA under our Senior Secured Credit Facility and our ABL Credit Facility. We believe that inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about how the covenants in those agreements operate and about certain non-cash items, items that we do not expect to continue at the same level and other items. The Senior Secured Credit Facility and ABL Credit Facility permit us to make certain adjustments to Consolidated Net Income in calculating Consolidated EBITDA, such as projected net cost savings, which are not reflected in the Adjusted EBITDA data presented in this report. We may in the future reflect such permitted adjustments in our calculations of Adjusted EBITDA. These covenants are important to the Company as failure to comply with certain covenants would result in a default under our Senior Credit Facilities. The material covenants in our Senior Credit Facilities are discussed in HD Supply, Inc.’s annual report on Form 10-K for the year ended January 29, 2012, filed March 23, 2012 with the Securities & Exchange Commission (“SEC”).

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;

•	EBITDA and Adjusted EBITDA do not reflect our income tax expenses or the cash requirements to pay our taxes;

•

EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our annual report on Form 10-K for the year ended January 29, 2012, filed on March 23, 2012 with the SEC, which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended. By furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2012	HD Supply, Inc.

	By:	/s/ Ricardo Nunez
Ricardo Nunez
Senior Vice President, General Counsel and Corporate Secretary